                                                              EXHIBIT 10.1

                     Amended and Restated Transfer Agreement
                     ---------------------------------------


                  THIS AGREEMENT is made and entered into as of the 31st day of March, 1998, by and between those entities listed on the attached Exhibit "A" (collectively, "Transferors"), having an office c/o Pitney, Hardin, Kipp & Szuch 200 Campus Drive, Florham Park, New Jersey 07932 and BRANDYWINE OPERATING PARTNERSHIP, L.P., a limited partnership of the State of Delaware, having an office at 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania 19073 ("BOP").

                                    RECITALS
                                    --------

                  WHEREAS, Transferors and BOP are parties to that certain Real Property Purchase Agreement, dated February 24, 1998 (the "Prior Agreement").

                  WHEREAS, Transferors and BOP wish to amend and restate the Prior Agreement in its entirety.

                  WHEREAS, collectively Transferors own (1) certain real estate ("Land") as set forth on the attached Exhibit "B," and (2) all improvements, structures, and fixtures located upon the Land (but excluding any portion of the same owned by tenants under "Tenant Leases" ("Tenants") if any (as defined below) ("Improvements"). The Land and Improvements are sometimes referred to herein collectively as the "Real Property" and, for the purpose of general description and not the limitation of that which is set forth on Exhibit "B," consist primarily of eight (8) office buildings located in the Townships of Lawrenceville and East Windsor and the City of Trenton in Mercer County, New Jersey, and in the Township of Montgomery in Somerset County, New Jersey, and in the City of New Brunswick, Middlesex County, New Jersey, and two (2) tracts of vacant land located in the Townships of Lawrenceville, Mercer County and Montgomery, Somerset County, New Jersey. The owner of each parcel of Real Property is set forth on Exhibit "A."

                  WHEREAS, BOP desires to acquire and Transferors are willing to transfer the "Assets" (as defined below), on the terms and conditions hereinafter documented.

                  NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Transfer. Subject to the terms, covenants, and conditions of this Agreement, Transferors shall transfer to BOP, and BOP shall acquire from Transferors, (a) all right, title, and interest of Transferors in the Real Property, (b) all right, title, and interest of Transferors as lessors in and to all leases shown on the Rent Roll attached hereto as Exhibit "C"

("Tenant Leases") relating to the leasing of space in the Real Property and all of the rights, interests, benefits, and privileges of the lessors thereunder,
(c) to the extent assignable, all right, title, and interest of Transferors in and to any contract rights and agreements (including, but not limited to, service agreements), the tradenames Princeton Pike Corporate Center, Bloomberg
(518) Business Park, 104 Windsor Center, Capital Center, 33 West State Street and Kilmer Square (all renderings, artwork, flags, awnings depicting or being a part of ) utility contracts, or other contracts, warranties and guarantees relating to the operation of the Assets ("Intangible Assets"). The Real Property, the Tenant Leases, and the Intangible Assets are hereinafter referred to collectively as the "Assets."

                  2. Consideration. The consideration ("Consideration") for the transfer of the Assets shall be the sum of One Hundred Sixty Million and 00/100 Dollars ($160,000,000.00) as may be adjusted in accordance with Paragraph 3 below. Each of the Assets is allocated a portion of the Consideration as set forth on Exhibit "B" attached hereto. This portion allocated to an individual Asset shall be hereinafter referred to as the "Asset Allocated Consideration."

                  3. Payment of Consideration. The Consideration shall be remitted to Transferors by BOP as follows:

                            a. Deposit. Concurrently with the execution of the
Prior Agreement, BOP delivered to National Title Service, Inc., agents for Commonwealth Land Title Insurance Company, Attention: M. Gordon Daniels, 1700 Market Street, Philadelphia, PA 19103 (the "Escrow Agent") by wire transfer, the sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (the "Initial Deposit"). On or before the Inspection Termination Date, as defined hereinafter, BOP shall pay to Escrow Agent the sum of One Million and 00/100 Dollars ($1,000,000.00) (the "Additional Deposit") (the Initial Deposit and the Additional Deposit being referred to herein collectively as the "Deposit"). Escrow Agent shall place the Deposit in an interest-bearing account. The portion of the Deposit allocated to an individual Asset shall be that percentage of the entire Deposit equal to the proportion in which the numerator is the Asset Allocated Consideration and the denominator is the Consideration (the "Asset Allocated Deposit"). The Escrow Agent shall not be obligated to segregate the Deposit based upon the Asset Allocated Deposit. The terms and provisions of the disposition of the Deposit are more particularly set forth in paragraph 10 of this Agreement.

                            b. Closing Consideration. The balance of the
Consideration (i) as may be reduced by the principal amount of Transferors' debt (which equals $16,406,258.46 as of January 31, 1998) with Connecticut General Life Insurance Company ("Pike IV Lender") that is assumed by BOP for the Asset known as Princeton Pike Corporate Center IV ("Pike IV"); and (ii) as otherwise adjusted by the prorations and credits specified herein, shall be remitted on the "Closing Date" (as defined below) (the amount to be remitted under this subparagraph B being herein called the "Closing Consideration"). The Closing Consideration shall be made by one of two methods, which method shall be selected by Transferors: (a) wire transfer of immediately available federal funds; or (b) issuance to Transferors or any of Transferors' partners or shareholders of Class A Units of Limited Partnership Interest ("Units") in BOP, the valuation of which Units shall be determined in accordance with the method set forth in Exhibit "N" attached hereto and made a part hereof provided, however, that if Transferors or any of Transferors' partners or shareholders elect and are qualified as "accredited investors," at their option, to receive all or a portion of their share of the Consideration in the form of Units in BOP, then the election must be made to BOP in writing no later than March 20, 1998. Such election notice shall also be in form and content substantially similar to Exhibit "N". If such election is made, the parties thereto shall, in good faith, execute and deliver to each other such additional documentation as may be reasonably requested by the other setting forth mutually acceptable terms for the conveyance of the Units, witch documentation shall include the representations from the Transferor partnership and the exerciser all as set forth in Exhibit "N".

                  4.       Title.
                           ------

                            a. Title Policies. Transferors have delivered to BOP
copies of title policies in respect to each of the Assets, dated and prepared by such title companies as set forth in the summary attached hereto as Exhibit "D" (collectively the "Title Policy"). BOP shall be using the National Title Service, Inc. of Commonwealth Land Title Insurance Company as its title company (the "Title Company").

                  Transferors shall deliver good and marketable title to the Assets on the Closing Date. Conclusive evidence of the availability of such title shall be the willingness of' Title Company to issue to BOP on the Closing Date an A.L.T.A. owner's title insurance policy ("Owner's Policy"), in the face amount of the Asset Allocated Consideration for each of the Assets, which Owner's Policy shall show (i) title to the Asset to be vested of record in BOP, and (2) the Permitted Exceptions (as hereinafter defined) to be the only exceptions to title.

                            b. BOP's Title Examination. If BOP elects to conduct
its own title examination and obtain a survey of any or all of the Assets, then it shall do so at its sole cost and expense. If BOP objects to title or survey matters, then it shall do so by the Inspection Termination Date by providing Transferors with written notice of such objection together with an explanation thereof (the "Title Notice"). As used in this Agreement, the term "Permitted Exceptions" means: (a) any and all matters shown on the Title Policy and any matter as to which (i) BOP does not provide a written exception in the Title Notice or (ii) as to which Transferors have elected in "Transferors' Notice" (defined below) not to cure in accordance with the following paragraph but which BOP nevertheless thereafter elects to accept; (b) all matters reflecting the existence or terms of Tenant Leases shown on the "Rent Roll" attached as Exhibit "C" hereto and incorporated herein, other than in the manner of the nature of a default under any of the Tenant Leases; and (c) all matters, whether or not of record, that arise out of the actions of BOP, or its agents, representatives, or contractors.

                  If, in the Title Notice, BOP notifies Transferors of an objection or objections to one or more title matters, other than any Permitted Exceptions and other than any mortgages respecting any of the Assets, Transferors shall, within seven (7) days after the Title Notice, provide BOP with a notice ("Transferors' Notice") stating whether or not Transferors will cure any or all such defects. Any or all defects which Transferors elect to cure must be cured prior to Closing (defined below). Transferors shall be conclusively deemed to have agreed to cure any mortgages and other voluntary liens dischargeable by the payment of money relative to any of the Assets by the payment of same at Closing out of the Closing proceeds.

                  If Transferors elect to cure none or less than all of the matters properly objected to by BOP (other than those matters which Transferors are required to cure pursuant to the preceding paragraph), then BOP shall, within seven (7) days thereafter, provide notice to Transferors that BOP elects either (a) to accept such cure as Transferors specify in Transferors' Notice or Transferors are obligated to effect under the preceding paragraph and withdraw the balance of BOP's objections and proceed to Closing without diminution of the Consideration, or (b) to terminate this Agreement in respect to the Asset(s) subject to the uncured title defect, in which case the Asset Allocated Deposit relative to such Asset(s) shall be forthwith refunded to BOP as well as a reimbursement of title and survey charges actually incurred by BOP, but not to exceed Ten Thousand and 00/100 Dollars ($10,000.00) for each affected Asset, and not more than Thirty Thousand and 00/100 Dollars ($30,000.00) in total, and the parties shall have no further obligation under this Agreement for each such affected Asset. Notwithstanding the preceding, BOP shall be permitted to terminate this Agreement in its entirety if the aggregate value of the Asset(s) in respect to which it is permitted to terminate this Agreement pursuant to this paragraph exceeds thirty (30%) percent of the total Consideration; and upon termination pursuant to this sentence, BOP shall receive a refund of the entire Deposit, along with a reimbursement of title and survey charges actually incurred by it, but not to exceed Thirty Thousand and 00/100 ($30,000.00) Dollars, and the parties shall have no further obligation under this Agreement, with this Agreement being deemed canceled in its entirety and null and void.

                  5. Due Diligence Review. BOP shall have a period of twenty-five (25) days from February 24, 1998 (the "Effective Date") (the twenty-fifth (25th) such day after the Effective Date being the "Inspection Termination Date") to complete its due diligence review, examination, and inspection of all matters pertaining to its acquisition of the Assets, including, without limitation, the Tenant Leases, service agreements, survey, and all financial physical, environmental, and compliance matters and conditions respecting the Assets. BOP shall conduct its due diligence review, inspections, and examinations in a manner so as to not cause damage, loss, cost, or expense to Transferors, the Assets, or the tenants of the Assets and so as to not interfere with or disturb any tenant at the Assets, and BOP will indemnify, protect, defend, and hold Transferors harmless from and against any such damage, loss, cost or expense. The foregoing indemnity shall survive Closing or the termination or cancellation of this Agreement. Without limitation of the foregoing, in no event shall BOP contact any tenant of the Assets without Transferors' express written consent. BOP shall procure comprehensive general liability insurance in connection with its investigations of the Assets and its entry thereon pursuant to the provisions of this paragraph, with limits, coverage and from an insurer reasonably satisfactory to Transferors and with Transferors named as an additional named insured thereunder. Transferors shall have the right, at their option, to cause a representative of Transferors to be present at all inspections, reviews, and examinations conducted hereunder. BOP, at its expense, shall promptly deliver to Transferors true, accurate, and complete copies of any written reports relating to the Assets prepared for or on behalf of BOP by any third party. BOP shall keep all information or data received or discovered in connection with any of the inspections, reviews, or examinations strictly confidential in accordance paragraph 13G hereof.

                  On or prior to the Inspection Termination Date, if BOP has determined in the exercise of its reasonable discretion, that the Assets are not suitable for its purposes, then, on notice to Transferors, it may terminate this Agreement and receive a return of the Deposit in accordance with the provisions of paragraph 10. In the event such a notice is not tendered to Transferors on or prior to the Inspection Termination Date, then BOP shall be deemed to have waived its rights pursuant to this paragraph, and shall proceed to Closing hereunder.

                  6. Closing; Time of the Essence. The transfer of the Assets herein provided shall be consummated by delivery and exchange of the necessary funds and documents by the parties to each other in order to consummate the transaction contemplated by this Agreement on the Closing Date. The "Closing Date" shall be the seventh (7th) day following the Inspection Termination Date, provided that BOP has not previously exercised its right to terminate this Agreement in accordance with paragraph 5 hereof. Time is of the Essence for the Closing Date, however, in order to satisfy the requirements of paragraphs 6A(l)(o) or 11A(3), Transferors may elect in writing to extend such Closing Date for a period of thirty (30) days.

                            a. Deliveries. At the Closing, the parties shall
deliver the following:

                                    (1)     By Transferors.
                                            ---------------

                                            (a)      a duly executed and
acknowledged original deed of bargain and sale with covenant against grantor's acts in customary New Jersey form ("Deed") in favor of BOP, conveying the Real Property portion of the Assets to BOP;

                                            (b)      a duly executed and
acknowledged counterpart of an Assignment and Assumption in the form of Exhibit "E" attached hereto and made a part hereof ("Assignment and Assumption"), covering the interest of Transferors in the Tenant Leases and the Intangible Assets to be conveyed to BOP hereunder;

                                            (c)      an affidavit of title in
the customary New Jersey form;

                                            (d)      a certificate of each of
Transferors respecting the "non-foreign" status of each of Transferors in order to satisfy the requirements of Section 1445(f) of the Internal Revenue Code;

                                             (e) a duly executed counterpart of
a Bill of Sale in the form of Exhibit "F" covering the any personal property to be conveyed to BOP hereunder;

                                             (f) to the extent available to
Transferors, originals of all Tenant Leases;

                                             (g) to the extent available to
Transferors, originals of all governmental licenses, permits, approvals, certificates of occupancy, and the like, and originals of all plans and specifications respecting the Assets and originals of all service contracts concerning or affecting the Assets;

                                             (h) any and all Tenant Estoppel
Certificates not previously delivered to BOP. Transferors shall be deemed to have satisfied this requirement upon presentation to BOP of Tenant Estoppel Certificates for any tenant occupying not less than eighty percent (80%) of the gross rentable square footage of the relevant parcel of Real Property. Notwithstanding the preceding, Transferors shall be obligated to provide Tenant Estoppel Certificates for any tenant occupying in excess of ten percent (10%) of the gross rentable square footage of any relevant parcel of the Real Property. In lieu of Tenant Estoppel Certificates, Transferors may elect to satisfy their percentage requirements of this paragraph with the delivery to BOP of Landlord Estoppel Certificate(s);

                                             (i) form letters executed by
Transferors and addressed to each tenant at the Assets and each service provider, advising such tenants ("Notice to Tenants") and service providers of the transfer of the Assets to BOP;

                                             (j) a counterpart Transferors-BOP
closing statement reflecting all financial aspects of the transaction;

                                             (k) all keys and security codes, if
any, to the Real Property;

                                             (l) a current Rent Roll;

                                             (m) a certificate that all of
Transferors' representations and warranties remain true in all material respects as of the Closing;

                                             (n) a receipt from all brokers
identified in this Agreement, stating the payment in full of all brokerage commissions due to such brokers;

                                             (o) to the extent issued by the New
Jersey Department of Environmental Protection and available to Transferors, Industrial Site Recovery Act, N.J.S.A.- 13:1K-6 et seq., (ISRA) determination letters for each of the Assets;

                                             (p) such other documentation as may
be reasonably requested by the Title Company to vest title to the Assets in BOP;

                                             (q) a duly executed and
acknowledged counterpart of an Assignment, Assumption and Estoppel Agreement in form and substance substantially similar to Exhibit "M" attached hereto and made a part hereof, evidencing the parties agreement that, upon Closing, Transferors have assigned and BOP has assumed the principal amount of the Pike IV debt and all rights and responsibilities under the loan documents with the Pike IV Lender.

                                    (2) By BOP. BOP shall deliver (i) the
Closing Consideration in accordance with paragraph 3B hereof, (ii) a duly executed and acknowledged counterpart of the Assignment and Assumption covering the assumption by BOP of Transferors' obligation under the Tenant Leases and the Intangible Assets to be conveyed to BOP hereunder as well as Transferors' obligations for any and all real estate commissions and tenant improvement costs approved by BOP as set forth on the attachment to the Assignment and Assumption, Exhibit "E", and (iii) a duly executed and acknowledged counterpart of an Assignment, Assumption and Estoppel Agreement in form and substance substantially similar to Exhibit "M" attached hereto and made a part hereof, evidencing the parties agreement that, upon Closing, Transferors will have assigned and BOP will have assumed the principal amount of the Pike IV debt and all rights and responsibilities under the loan documents with the Pike IV Lender. In addition, BOP shall duly execute the Notices to Tenants and shall be responsible for the prompt delivery of the same to the tenants of the Assets.

                            b. Closing Costs. BOP shall pay (1) all costs and
expenses of the issuance of the Owner's Policy and the policies of title insurance herein provided, including, but not limited to, survey costs, title insurance premiums, and the costs of any preliminary title reports required in connection with the same, and (2) the cost of any of its examinations and inspections and audits of the Assets, including, but not limited to, the cost of any environmental or financial audits. Transferors shall pay the New Jersey transfer taxes payable in connection with the recording of the Deed. Transferors and BOP shall each pay their respective (i) legal fees and expenses, (ii) share of prorations (as provided below) and (iii) all assumption fees due in connection with the Pike IV loan.

                            c. Prorations.
                               -----------

                                    (1)     Items to Be Prorated.  With respect
to income and expenses for the month of the Closing, the following shall be prorated between Transferors and BOP as of the Closing Date, and except where specifically provided in this Agreement to the contrary, Transferors shall be entitled to the income and responsible for expenses of the Assets prior to the Closing Date and BOP shall be entitled to the income and responsible for expenses of the Assets after the Closing Date:

                                             (a) All real estate taxes on the
Assets for the current year. In no event shall Transferors be charged with or be responsible for any increase in the taxes on the Assets after the Closing resulting from the transfer of the Assets or from any improvements made or leases entered into at any time or for any reason.

                                             (b) All current rentals and other
tenant reimbursements required under the Tenant Leases and received by Transferors as of the Closing Date. As and when collected after the Closing Date, BOP will pay all rentals in regards to Transferors' period of ownership to Transferors (including, without limitation, delinquent rentals). BOP shall be deemed to be holding such rentals in trust for Transferors until such payment is made. BOP further agrees on reasonable request of Transferors to provide an accounting for such rentals received after the Closing Date.

                                             (c) All operating expenses.

                            (2) Security Deposits. Security deposits under
Tenant Leases (if and to the extent that such deposits are in Transferors' actual possession and have not been otherwise permissibly applied by Transferors pursuant to the relevant Tenant Leases to any other obligations of any lessee under the Tenant Leases) shall be credited against the Consideration.

                            (3) Calculation. The prorations and payments shall
be made on the basis of a written statement submitted to BOP by Transferors three (3) business days prior to the Closing Date and approved by BOP and Transferors. In the event any prorations or apportionments made under this subparagraph C shall prove to be incorrect for any reason within ninety (90) days from the Closing Date, then either party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information including but not limited to prior year Common Area Maintenance (CAM) expense reconciliations, shall be tentatively prorated on the basis of the best data then available and recalculated when the information is available, which both parties agree shall be completed on or before one (1) year from the Closing Date.

                            (4) Indemnity. BOP shall indemnify, protect, defend,
and hold Transferors harmless from and against any and all claims by and liabilities to any third persons arising out of the deposits or fees for which BOP obtains a credit as provided in subparagraph (1)(b) or (2) above in this paragraph C.

                            (5) Closing Credit. Transferors shall provide BOP
with a yield protection credit of $1.6 million dollars against the Consideration if BOP assumes the Pike IV Lender debt.

                  7. Destruction/Condemnation of Assets. In the event any of the Assets is damaged or destroyed by any casualty or by a partial taking or condemnation under the provisions of applicable eminent domain law after the date hereof but prior to the Closing Date,

Transferors shall have no obligation to repair or replace any such damage or destruction. Transferors shall, upon consummation of the transaction herein provided, assign to BOP all claims of Transferors under or pursuant to any applicable casualty insurance coverage or under the provisions of applicable eminent domain law and all proceeds from any such casualty insurance or condemnation awards received by Transferors on account of any such casualty or condemnation, the damage from which shall not have been repaired by Transferors prior to the Closing Date (and there shall be no reduction of the Consideration). Notwithstanding the foregoing, in the event any of the Assets are damaged or destroyed by any casualty or by a partial taking or condemnation under the provisions of applicable eminent domain law after the date hereof but prior to the Closing Date, BOP shall have no obligation to acquire any of the Asset(s) if such damage, destruction or taking exceeds $350,000 for any one Asset or fifteen (15%) percent or more of the Real Property for any one Asset. In the event BOP elects to terminate this Agreement in respect to the Asset(s) subject to the destruction/condemnation as provided in this paragraph 7, the Asset Allocated Deposit relative to such Asset(s) shall be forthwith refunded to BOP, the Consideration shall be reduced by the Asset Allocated Consideration relative to such Asset(s) and the parties shall have no further obligation under this Agreement for each such affected Asset.

                  8.       Representations and Warranties.
                           -------------------------------

                           a.       DISCLAIMER OF REPRESENTATIONS OR
WARRANTIES BY TRANSFERORS. Except as otherwise expressly provided in paragraph 8B below, BOP hereby acknowledges and agrees that the transfer of the Assets hereunder is and will be made on an "AS IS, WHERE IS" basis and that Transferors have not made, does not make, and specifically negates and disclaims any representations, warranties, or guarantees of any kind or character whatsoever, whether express or implied, oral or written, past, present, future, or otherwise of, as to, concerning, or with respect to the Assets, including, without limitation, (1) environmental matters relating to the Assets or any portion thereof, (2) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and faulting, (3) whether or not and to the extent to which the Assets or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway, or special flood hazard, (4) drainage, (5) soil conditions, including the existence of instability, past soil repairs, soil additions, or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (6) zoning to which the Assets or any portion thereof may be subject, (7) the availability of any utilities to the Assets or any portion thereof including, without limitation, water, sewage, gas, and electric, (8) usages of neighboring properties, (9) access to the Assets or any portion thereof, (10) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, durability, structural integrity, operation, title to, or physical or financial condition of the Assets or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights, or claims on or affecting or pertaining to the Assets or any part thereof, (11) the presence of Hazardous Substances, as defined hereinafter, in or on, under, or in the vicinity of the Assets, (12) the condition or use of the Assets or compliance of the

Assets with any or all past, present, or future federal, state, or local ordinances, rules, regulations, or laws, building, fire, or zoning ordinances, codes, or other similar laws, (13) the existence or non-existence of underground storage tanks, (14) any other matter affecting the stability or integrity of the Land or Improvements, (15) the potential for further development of the Assets,
(16) the existence of vested land use, zoning, or budding entitlements affecting the Assets or (17) the merchantability of the Assets or fitness of the Assets for any particular purpose (BOP affirming that BOP has not relied on Transferors' skill or judgment to select or furnish the Assets for any particular purpose, and that Transferors make no warranty that the Assets are fit for any particular purpose). For purposes hereof, the term "Hazardous Substances" means any hazardous, toxic, or dangerous waste, substance, or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), or the Resource Conservation and Recover), Act (42 U.S.C. Sections 6901 et seq.), as amended, or any other federal, state, or local law, ordinance, rule, or regulation applicable to the Assets, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls ("PCBs"), radon gas, urea formaldehyde, asbestos, or lead. BOP acknowledges that it has or will complete all physical and financial examinations relating to the acquisition of the Assets hereunder and will acquire the same solely on the basis of such examinations and the title insurance protection afforded by the Owner's Policy and not on any information provided or to be provided by Transferors. BOP further acknowledges and agrees that any information provided or to be provided with respect to the Assets was obtained from a variety of sources and that Transferors have not made any independent Investigation or verification of such information and makes no representations as to the accuracy or completeness of such information. Transferors shall not be liable for any negligent misrepresentation or any failure to investigate the Assets nor shall Transferors be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Assets or the operation thereof furnished by Transferors or by any real estate broker, agent, representative, employee, servant, or other person acting on Transferors' behalf. It is understood and agreed that the Assets are transferred by Transferors to BOP subject to the foregoing.

                            b. Representations and Warranties of Transferors.
Transferors hereby represent and warrant to BOP that, as of the Effective Date and at all times through the Closing Date:

                                    (1)     Authority.  On the Closing Date,
Transferors will have all requisite power and authority to execute and deliver and to perform all of its obligations under this Agreement.

                                    (2)     Due Execution.  As of the Effective
Date and on the Closing Date, the execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of Transferors.

                            (3) Enforceability. As of the date hereof and on the
Closing Date, this Agreement constitutes a legal, valid and binding obligation of Transferors enforceable against Transferors in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and general equitable principles.

                  Notwithstanding the preceding subparagraphs 13B(l)-(3), BOP hereby acknowledges and agrees that Transferors' representations and warranties contained therein are limited by certain tenant and partner "Rights to Purchase" for the Assets known as Bloomberg (518) Business Park and Kilmer Square, respectively, as such rights are more fully addressed on Exhibit "J" and in paragraph 11A(3), "Transferors' Conditions to Closing."

                            (4) Rent Roll. Transferors have delivered or made
available to BOP copies of all Tenant Leases and other occupancy agreements affecting the Assets. To the best of Transferors' knowledge, the Rent Roll attached hereto as Exhibit "C" is true and complete, and identifies (i) each tenant of the Assets under the Tenant Leases; (ii) the commencement date of the Tenant Leases; (iii) the expiration date of the Tenant Leases; (iv) the monthly minimum rental charge, the tenant's share of budding operating costs (including without limitation, taxes) and any and all costs, expenses and other charges payable by the tenant under the Tenant Leases.

                            (5) Service Agreements. Transferors have delivered
or made available to BOP copies of all management, leasing, and other service contracts and other contracts and agreements available or otherwise known to Transferors that will affect the ownership, use, and/or operation of the Assets after the Closing.

                            (6) Suits and Proceedings. To the best of
Transferors' knowledge, there are no actions, suits, or proceedings pending or threatened against or affecting any of the Transferors or the Assets which, if determined adversely to any of the Transferors, would adversely affect its ability to perform its obligations hereunder, or materially adversely affect the Assets except for actions for possession, damages and or rent, if any, against defaulted tenants under the Tenant Leases, as disclosed on Exhibit "G."

                            (7) Employment on "At-Will" Basis. All persons and
entities presently employed in connection with the operation and maintenance of the Assets are employed on an "at will" basis; are dischargeable upon thirty
(30) days notice, and, unless otherwise directed by BOP, shall not be employed in connection with the operation and maintenance of the Assets after Closing. Transferors have no employment agreements, either written or oral, with any person which would require BOP to employ any person after the date hereof, in connection with the operation and maintenance of the Assets after Closing. Transferors acknowledge and are aware that BOP may, but shall have no obligation to, offer employment to any of the current employees of Transferors.

                            (8) Condemnation. Except as set forth on Exhibit
"H," there is no condemnation or eminent domain proceeding pending with regard to any part of the Assets, and to the best of Transferors' knowledge, no such proceedings are proposed.

                            (9) Leases. To the best of Transferors' knowledge,
no tenant has advised Transferors that Transferors are in default under any of the Tenant Leases, or asserted any claim or basis for any claim for free or reduced rent or right of setoff against the landlord or the rent under the Tenant Leases, and Transferors and its agents have no actual knowledge of any default or any event which has taken place which, with the passage of time, or the delivery of notice, or both, could become an event of Transferors' default. To the best of Transferors' knowledge, Transferors have the sole right to collect rents under the Tenant Leases, and neither such right nor any of the Tenant Leases has been assigned, pledged, hypothecated or otherwise encumbered by Transferors except as additional collateral for the existing mortgages upon the Assets which shall be satisfied at or before Closing. To the best of Transferors' knowledge, no holder of any such collateral assignment has asserted or exercised any of its right to collect such rents. Except as provided on the Assignment and Assumption, Exhibit "E", any tenant improvements which Transferors are obligated to complete pursuant to any Tenant Leases (or any unsigned lease proposal or lease amendment) has been completed as of this date or shall be completed as of Closing, and all costs therefore have been or shall be Consideration by Transferors, and all of Transferors' work has or shall have been accepted by the tenant without exception on or before Closing.

                            (10) Compliance with Law. Except as may be set forth
in the Transferors' environmental reports previously delivered to BOP, to the best of Transferors' knowledge without independent investigation there are no Hazardous Substances (defined below) and no Hazardous Wastes (defined below) present on the Assets including, without limitation, asbestos, flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, contaminant, polychlorinated biphenyls ("PCBs"), urea formaldehyde foam insulation, radon, corrosive, irritant, biologically infectious materials, petroleum product, garbage, refuse, sludge, hazardous or waste materials, and there has been no use of the Assets that may, under any federal, state or local environmental statute, ordinance or regulation, require, at any time, any closure or cessation of the use or occupancy of the Assets and/or impose, at any time, upon the owner of the Assets any clean-up or other monetary obligation. To the best of Transferors' knowledge, Transferors have not been identified in any litigation, administrative proceeding or investigation with respect to the Assets as a responsible party or potentially responsible party for any liability for clean-up costs, natural resource damages or other damages or liability for prior disposal or release of Hazardous Substances, Hazardous Wastes or other environmental pollutants or contaminants, and no lien or superlien has been recorded, filed or otherwise asserted against any real or personal assets of Transferors for any clean-up costs or other costs incurred in connection with any environmental contamination that is attributable, in whole or in part, to Transferors Assets. For purposes of this Agreement, "Hazardous Substances" means actionable amounts of those elements and compounds which are designated as such in Section 101(14) of the Comprehensive Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601(14), as amended, all petroleum products and by-products, and any other hazardous substances as that term may be further defined in any and all applicable federal, state and local laws including the New Jersey Industrial Site Recovery Act ("ISRA"); and "Hazardous Wastes" means actionable amounts of any hazardous waste, residential or household waste, solid waste, or other waste as defined in applicable federal, state and local laws. Transferors have not received any summons, citation, directive, letter or other communication, written or oral, from any governmental or quasi-governmental authority concerning any intentional or unintentional action or omission on Transferors' part in connection with the Assets which (a) resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes, or
(b) related in any way to a violation in the generation, storage, transport, treatment or disposal of Hazardous Substances or Hazardous Wastes. To the best of Transferors' knowledge, neither the Assets nor any portion thereof, have been identified on the federal CERLIS, the National Priorities List (40 C.F.R. Part 300, App. B) or any state or local list of potential hazardous waste disposal sites.

                            (11) Permits, Approvals and Certificates. To the
best of Transferors' knowledge, all required certificates of occupancy for the Assets and for separately demised spaces at the Assets, and all other licenses, permits, authorizations and approvals necessary for the operation of the Assets, have been validly issued.

                            (12) FIRPTA. Transferors are not "foreign persons"
as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended (the "Code").

                            (13) Operating Statement. To the best of
Transferors' knowledge, Exhibit "I" is a correct and complete list of the cash basis income statements for 1995, 1996 and 1997 containing all (a) actual expenses of the Assets, including real estate taxes, heat, electric, insurance, water, sewer, gas, fuel oil, trash removal, maintenance and repairs for 1995, 1996 and 1997; and (b) actual income collected from rents and other charges paid by tenants (but specifically excluding interest in reserves, tenant security deposits held as such, and interest thereon) for 1995, 1996 and 1997.

                            (14) Mechanic's Liens. To the best of Transferors'
knowledge, except as provided in the Assignment and Assumption, Exhibit "E", no work has been performed or is in progress at, and no materials have been furnished to the Assets which, though not presently the subject of, might give rise to construction, mechanic's, materialmen's, municipal or other liens against the Assets or any portion thereof, except that for which full and complete releases have been obtained. If any lien for any such work is filed before or after Closing, Transferors shall promptly discharge the same.

                            (15) Rights to Purchase. Except as may be provided
on Exhibit "J," to the best of Transferors' knowledge, there are no outstanding agreements, options, rights of first refusal, conditional sales agreements or other agreements or arrangements, whether oral or written, regarding the purchase and sale to any third party of the Assets.

                            (16) Rollback Rates. Except as may be provided on
Exhibit "K," the Assets are not subject to any roll-back or agricultural taxation or other similar tax abatement program. To the extent that any of such Assets as provided on Exhibit "K" are subject to such rollbacks or abatements, Transferors make no representation or warranty as to the continuation of such status and BOP shall be solely responsible for payment of any rollback taxes and/or the cost and responsibility for continuation of the abatement status.

                            (17) Development Agreements. Except as may be
provided on Exhibit "L," to the best of Transferors' knowledge, Transferors are in compliance with and have fully paid and discharged all obligations arising under any and all development and any and all other agreements with county, municipal and other governmental and quasi-governmental agencies and authorities respecting the ownership, development and operation of the Assets and all portions thereof.

                      c. Representations and Warranties of BOP. BOP hereby represents and warrants to Transferors that as of the Effective Date and at all times through the Closing Date:

                            (1) Authority. BOP has all requisite power and
authority to execute and deliver and to perform all its obligations under this Agreement.

                            (2) Due Execution. The execution, delivery, and
performance of this Agreement have been duly authorized by all necessary corporate action on the part of BOP and does not and will not (i) require any consent or approval of any other party or individuals that have not been obtained or (ii) violate any provision of BOP's formation or governing documents, if any.

                            (3) Enforceability. This Agreement constitutes a
legal, valid, and binding obligation of BOP enforceable against BOP in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization moratorium, and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and general equitable principles.

                            (4) Intention. BOP is acquiring the Assets for its
own account and not with a view to any public sale or distribution thereof, provided, however, nothing herein shall be construed or applied to prohibit or otherwise limit BOP's right to dispose of all or any portion of BOP's interest in the Assets in compliance with all applicable law.

                            (5) Expertise. BOP has such knowledge and experience
in financial and business matters that it is capable of evaluating the merits and risks relating to its acquisition of the Assets and making an informed acquisition and investment decision in connection therewith.

                            (6) Due Diligence. BOP has or will have made such
examination, review, and investigation of the facts and circumstances necessary to evaluate the Assets as it has deemed necessary or appropriate to form a basis for its evaluation of an acquisition of the Assets.

                            (7) No Bankruptcy/Dissolution Event. No "Bankruptcy/
Dissolution Event" (as defined below) has occurred with respect to BOP. BOP has sufficient capital or net worth to meet its obligations, including remittance of the Consideration, under this Agreement.

                       d. Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in paragraphs 8B and 8C of this Agreement shall survive the expiration or earlier termination of this Agreement, the Closing, and all conveyance of title to BOP for a period of six (6) months.

                       e. BOP'S WAIVER AND RELEASE. As part of BOP's agreement to acquire and accept the Assets "AS-IS WHERE-IS," and not as a limitation on such agreement, BOP, except as otherwise expressly provided in paragraph 8B above, hereby unconditionally and irrevocably waives any and all actual or potential rights BOP might have regarding any form of warranty, express or implied, of any kind or type, relating to the Assets or any of the matters referred to in subparagraph A above ("Assets Condition"). Such waiver is absolute, complete, total and unlimited in any way. Such waiver includes, but is not limited to, a waiver of express warranties, implied warranties, warranties of fitness for a particular use, warranties of merchantability, warranties of habitability, strict liability rights, and claims, liabilities, demands, or causes of action of every kind and type, whether statutory, contractual or under tort principles, at law or in equity, including, but not limited to, claims regarding defects which might have been discoverable, claims regarding defects which were not or are not discoverable, product liability claims, product liability type claims, all other extant or later created or conceived of strict liability or strict liability type claims and rights, and any claims under CERCLA, except to the extent Transferors willfully fail to disclose relevant material facts or if Transferors commit fraud. Except as otherwise expressly provided in paragraph 8B above, effective upon the Closing Date, and to the fullest extent permitted by law, BOP hereby, releases, discharges, and forever acquits Transferors and every entity affiliated with Transferors and all of their officers, directors, shareholders, employees, agents, and independent contractors, and the successor of each and every one of them, from all demands, claims, liabilities, obligations, costs, and expenses which BOP may suffer or incur relating to the Assets Condition or any other aspect of the Assets. As part of the provisions of this subparagraph E, but not as a limitation thereon, BOP hereby agrees, represents, and warrants that the matters released herein are not limited to matters which are known or disclosed, and BOP hereby waives any and all rights and benefits which it now has, or in the future may have conferred upon it, by virtue of the provisions of federal, state, or local law, rules, or regulations.

                  In this connection and to the extent permitted by law, BOP hereby agrees, represents, and warrants that BOP realizes and acknowledges that factual matters now unknown to it may have, given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses, and expenses which are presently unknown, unanticipated and unsuspected, and BOP further agrees, represents, and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that BOP nevertheless hereby intends to release, discharge, and acquit Transferors from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses, and expenses which might in any way be included in the waivers and matters released as set forth in this subparagraph E.

                  9.        BOP's Indemnification.
                            ----------------------

                  BOP shall indemnify, protect, and defend Transferors against and hold them harmless from (1) any "Claim" (as defined below) which arises under the Assignment and Assumption, Exhibit "E", or which arises or accrues on or after the Closing Date in connection with BOP's indemnification obligations under paragraphs 5, 6C(4) and 13A, and (2) any Claim in any way arising from BOP's inspections or examinations of the Assets prior to the Closing Date.

                  "Claim" means any obligation, liability, claim (including; any claim for damage to Assets or injury to or death of any persons), lien or encumbrance, loss, damage, cost, or expense.

                  BOP's indemnification obligations under this Agreement shall cover the costs and expenses of Transferors, including reasonable attorneys' fees, related to any actions, suits, or judgments incident to any of the matters covered by such indemnities. BOP's indemnification obligations under this Agreement shall also extend to any present or future advisor, trustee, director, officer, partner, employee, beneficiary, shareholder, participant, or agent of or in Transferors or any entity now or hereafter having a direct or indirect ownership interest in Transferors. BOP's indemnification obligations under this Agreement shall survive the Closing of the transaction contemplated hereunder. BOP's indemnification obligations under paragraphs 5, 6C(4) and 13A shall survive regardless of whether the transaction contemplated by this Agreement closes.

                  10.      Disposition of Deposit.
                           -----------------------

                           a.       If the transaction herein provided shall not
be Closed, due to BOP's determination in the exercise of its reasonable discretion that the Assets are not suitable for its purposes in accordance with paragraph 5 hereof, then neither BOP nor Transferors shall have defaulted under this Agreement, and if this Agreement has been terminated as provided herein, then the Deposit, together with all interest, shall be returned to BOP, and neither party shall have any further obligation or liability to the other.

                            b. In the event that any of Transferors'
Representations and Warranties contained in paragraph 8B of this Agreement are materially false or if Transferors have failed or been unable to have performed any of Transferors' Covenants contained in paragraph 12 of this Agreement which are to be performed by Transferors on or before the date set forth in this Agreement for the performance thereof, BOP may, prior to Closing, at its option, terminate this Agreement by giving written notice of such termination to Transferors and thereafter the Deposit shall be returned to BOP, and thereupon, subject to the provisions of paragraph 9, the parties shall have no further liability to each other hereunder. In the alternative, but without limiting BOP's right upon any default by Transferors hereunder to receive the prompt return of the Deposit, and solely in the event Transferors' default constitutes Transferors' willful act or intentional omission, BOP may seek to enforce specific performance of this Agreement.

                            c. BOP recognizes that the Assets will be removed by
Transferors from the market during the existence of this Agreement and that if the transfer of the Assets contemplated hereby is not consummated because of BOP's default, Transferors shall be entitled to compensation for such detriment. Transferors and BOP acknowledge that it is extremely difficult and impracticable to ascertain the extent of the detriment, and to avoid this problem, Transferors and BOP agree that if the transfer of the Assets contemplated in this Agreement is not consummated because any of BOP's Representations and Warranties contained in paragraph 8C of this Agreement are materially false or because of BOP's default under this Agreement, Transferors shall be entitled to retain the Deposit as liquidated damages. The parties agree that the sum stated above as liquidated damages shall be in lieu of any other relief to which Transferors might otherwise be entitled, Transferors hereby specifically waiving any and all rights which it may have to damages or specific performance as a result of BOP's default under this Agreement.

                            d. In the event of Transferors' default under
subparagraph B above which results in BOP's termination of this Agreement, upon termination by BOP hereunder, in addition to receiving the immediate return of the Deposit, anything contained in the Agreement to the contrary notwithstanding, BOP shall also receive from Transferors, upon demand, BOP's actual, documented out-of-pocket costs and expenses associated with this Agreement and BOP's anticipated acquisition of the Assets including, without limitation, BOP's reasonable counsel fees and costs, title expenses, survey costs, and other costs and expenses associated with BOP's due diligence, including, without limitation, legal, financial and accounting due diligence, BOP's structural inspection of the Assets and BOP's environmental assessment of the Assets (collectively, "Transaction Costs"). The foregoing list is not intended to be exclusive, but representative of the costs and expenses that the parties anticipate that BOP will incur in anticipation of this transaction. Transferors' maximum reimbursement liability under this subparagraph D shall not exceed $15,000 for any one Asset and $75,000 for all of the Assets.

                  11.      Conditions to Closing.
                           ----------------------

                            a. Transferors' Conditions to Closing. In addition
to the conditions provided in other provisions of this Agreement, Transferors' obligations to perform its undertakings provided in this Agreement (including its obligation to transfer the Assets) are conditioned on the following:

                                     (1) Performance by BOP. The due performance
by BOP of each and every undertaking and agreement to be performed by it hereunder (including the delivery to Transferors of the items specified to be delivered by BOP in paragraph 6 hereof) and the material truth of each representation and warranty made by BOP in this Agreement at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date and BOP has delivered to Transferors a certificate duly executed by BOP reaffirming the same as of the Closing Date.

                                     (2) No Bankruptcy or Dissolution. That at
no time on or before the Closing Date shall any of the following ("Bankruptcy/Dissolution Event") have occurred with respect to BOP: (i) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any Assets interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution, or other judicial seizure of a substantial Assets interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or
(vi) a dissolution or liquidation, death, or incapacity.

                                     (3) Tenant/Partner "Rights to Purchase."
That on or before the Closing Date, tenant and partner "Rights to Purchase" shall have been canceled, waived or otherwise terminated for the Assets known as Bloomberg (518) Business Park and Kilmer Square, respectively, as such rights are more fully addressed on Exhibit "J". To the extent that either or both of the aforementioned "Rights to Purchase" have not been canceled, waived or otherwise terminated on or before the Closing Date, then Transferors may elect to terminate this Agreement in respect to such Asset(s), the Asset Allocated Deposit relative to such Asset(s) shall be forthwith refunded to BOP, the Consideration shall be reduced by the Asset Allocated Consideration relative to such Asset(s) and the parties shall have no further obligation under this Agreement for either or both of such Assets.

                            b. BOP's Conditions to Closing. In addition to the
conditions provided in other provisions of this Agreement, BOP's obligations to perform its undertakings provided in this Agreement (including its obligation to acquire the Assets) are conditioned on the following:

                                      (1) Performance by Transferors. The due
performance by Transferors of each and every undertaking and agreement to be performed by them hereunder (including the delivery to BOP of the items specified to be delivered by Transferors in paragraph 6), and the material truth of each representation and warranty made by Transferors in this Agreement at the time as of which the same is made, and as of the Closing Date as if made on and as of the Closing Date and Transferors have delivered to BOP a certificate duly executed by Transferors reaffirming same as of the Closing Date.

                                      (2) No Bankruptcy or Dissolution. That at
no time on or before the Closing Date shall a Bankruptcy/Dissolution Event have been done by, against, or with respect to Transferors or any of the general partners of Transferors.

                  12. Transferors' Covenants. Transferors covenant that they will, after the date hereof until the Closing Date:

                            a. Maintenance. Maintain the Assets in their current
condition and repair, reasonable wear and tear alone excepted, operate the Assets with first class management practices and leasing standards in its usual and customary manner (including, but not limited to, maintaining in effect until the Closing Date, the insurance policies now in effect with respect to the Assets), and pay in the normal course of business prior to Closing, all sums due for work, materials or service furnished or otherwise incurred in the ownership and operation prior to Closing, except to the extent BOP is expressly assuming obligations as set forth in the Assignment and Assumption, Exhibit "E," or otherwise provided by this Agreement.

                            b. Alterations. Not make or permit to be made any
alterations, improvements or additions to the Assets without the prior written consent of BOP, except those made by tenants pursuant to the right to do so under their Tenant Leases, or by Transferors or its agents or representatives if required by applicable law or ordinance, or as required under any Tenant Leases.

                            c. Lease. Not enter into any new lease, nor amend,
modify or terminate any existing Tenant Leases without BOP's reasonable consent, except to the extent such new lease or amendment or modification equals or exceeds the minimum leasing standards as set forth in the Proforma Assumptions Section on page 4-15 of the investment offering previously prepared by Transferors and delivered to BOP in connection with the marketing of the Assets for sale.

                            d. Security Deposits. Not improperly apply any
tenant's security deposit to the discharge of such tenant's obligations in violation of law or any terms of the Tenant Leases.

                            e. Bill Tenants. Timely bill all tenants for all
rent billable under the Tenant Leases.

                            f. Notice to BOP. Notify BOP promptly of the
occurrence if, and to the extent Transferors receive notice, or have actual knowledge of any of the following: (i) a fire or other casualty causing damage to any of the Assets, or any portion thereof, (ii) receipt of notice of eminent domain proceedings or condemnation of or affecting the Assets, or any portion thereof, (iii) receipt of notice from any governmental authority or insurance underwriter relating to the condition, use or occupancy of the Assets, or any portion thereof, or setting forth any requirements with respect thereto; (iv) receipt or delivery of any default or termination notice or claim of offset or defense to the payment of rent from any tenant under the Tenant Leases; (v) receipt of any notice of default from the holder of any lien or security interest in or encumbering the Assets, or any portion thereof, (vi) a change in the occupancy of the leased portions of the Assets; (vii) notice of any actual litigation against Transferors, materially, adversely affecting or relating to the Assets, or any portion thereof, or (ix) the commencement of any strike, lock-out, boycott or other labor trouble, materially adversely affecting the Assets, or any portion thereof.

                            g. Comply with Leases. Perform all obligations of
the landlord as required by the Tenant Leases or by any order or direction of any governmental authority having jurisdiction thereof, and to the extent required by law or by any of the Tenant Leases, maintain all security deposits held under all Tenant Leases in a segregated account, with interest thereon as required.

                            h. No New Agreements. Except for agreements which
can be terminated on not more than thirty (30) days' notice, not enter into any other agreements which affect the Assets or the transactions contemplated by this Agreement, without the prior written consent of BOP which shall not be unreasonably withheld; and not permit the creation of any liability which shall bind BOP or the Assets after Closing, without the prior consent of BOP.

                            i. ISRA Determination. Prior to the Closing Date,
receive an ISRA Approval, as hereafter defined, for each of the Assets. The "ISRA Approval" required by this subparagraph I shall be deemed to have been obtained when Transferors' obtain the following in connection with the transfer of title to the Assets to BOP: (i) a Letter of Non-Applicability from the NJDEP;
(ii) a No Further Action Letter from the NJDEP; (iii) a Remediation Agreement from the NJDEP; (iv) approval by NJDEP of an application for a "small quantity" exemption, underground storage tank exemption or a "minimal environmental concern" exemption; or (v) any other approval or authorization pursuant to ISRA that will permit the transaction contemplated by this Agreement to Close. To the extent required, BOP shall cooperate with Transferors, its agents, contractors, and employees and representatives of NJDEP as may be reasonably required for the ISRA compliance process. Notwithstanding the preceding, in the event a Letter of Non-Applicability or No Further Action Letter cannot be obtained, Transferors' shall not be obligated to take any remedial action that may be required pursuant to ISRA if such action would exceed $350,000 for any one of the Assets or if the aggregate value of such required remedial action exceeds $ 1,000,000 for the Assets. In the event Transferors elect to terminate this Agreement in respect to the Asset(s) subject to the remedial work threshold as provided in this subparagraph I, the Asset Allocated Deposit relative to such Asset(s) shall be forthwith refunded to BOP, and the parties shall have no further obligation under this Agreement for each such affected Asset.

                  13.      Miscellaneous.
                           --------------

                            a. Brokers. Transferors represent and warrant to
BOP, and BOP represents and warrants to Transferors, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions other than Gale & Wentworth Corporate Services, Inc. (the "Broker"). Transferors agree to pay the Broker a commission upon Closing in accordance with a separate agreement between Transferors and the Broker. Other than with respect to a claim by the Broker, in the event of a claim for broker's or finder's fee or commissions in connection herewith, then Transferors shall indemnify, protect, defend, and hold BOP harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Transferors, and BOP shall indemnify, protect, defend, and hold Transferors harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by BOP. The parties' respective indemnification obligations under this paragraph shall survive the Closing of the transaction contemplated hereunder or the earlier termination of this Agreement.

                            b. SEC Reporting (8-K) Requirements. For the period
of time commencing on the Effective Date and continuing through the first anniversary of the Closing Date, and without limitation of other document production otherwise required of Transferors hereunder, Transferors shall, from time to time, upon reasonable advance written notice from BOP, provide BOP and its representatives, with (i) access to all financial and other information pertaining to the period of Transferors' ownership and operation of the Assets, which information is relevant and reasonably necessary, in the reasonable opinion of BOP's outside, third party accountants (the "Accountants"), to enable BOP and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable; (b) any other rule issued by the Commission and applicable to BOP; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of BOP; and (ii) provided that, except in the case of a willful omission or material misstatement, BOP pays the Transferors actual, documented out-of-pocket costs and expenses and indemnifies and holds harmless Transferors for same, a representation letter, signed by the individual(s) responsible for Transferors' financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Transferors' financial statements.

                            c. Exculpation. No recourse shall be had for any
obligation of Brandywine Realty Trust or BOP or any of the Transferors under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust or BOP or any of the Transferors, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly mutually waived and released and all parties claiming by, through or under Brandywine Realty Trust or BOP or any of the Transferors.

                            d. Successors and Assigns. BOP may not assign or
transfer its rights or obligations under this Agreement without the prior written consent of Transferors (in which event such transferee shall assume in writing all of the transferees obligations hereunder, but such transferor shall not be released from its obligations hereunder), which consent may be withheld in Transferors' sole and absolute discretion. No consent given by Transferors to any transfer or assignment of BOP's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of BOP's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be deemed valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

                            e. Notices. Any notice which a party is required or
may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either (i) by United States registered or certified mail, return receipt requested, postage prepaid, or (ii) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

                           To BOP:
                           Brandywine Realty Trust
                           16 Campus Boulevard
                           Suite 150
                           Newtown Square, Pennsylvania  19073
                           Attn:  Gerard H. Sweeney, President & CEO
                                            and
                           Brad A. Molotsky, General Counsel
                           Brandywine Realty Trust
                           16 Campus Boulevard
                           Suite 150
                           Newtown Square, Pennsylvania  19073

                           To Transferors:
                           c/o Gale & Wentworth Corporate Services, Inc. Princeton Forrestal Village
                           136-200 Main Street
                           Princeton, New Jersey  08540
                           Attn:  Donald M. Slaght, Senior Vice President

                           With a copy to:
                           Pitney, Hardin, Kipp & Szuch
                           200 Campus Drive
                           Florham Park, New Jersey  07932
                           Attention:  Joel M.  Rosen, Esq.

                  Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

                            f. Legal Costs. The parties hereto agree that they
shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. If either party is found in default of this Agreement and judgment is issued against said party for its default, then said party in default agrees to pay any and all costs arising as a result of said default, including reasonable attorneys' fees.

                            g. Confidentiality. Prior to Closing and without
limitation upon paragraph 5 hereof, the terms of the transfers contemplated in this Agreement, including, without limitation, the Consideration and all other financial terms, including Transferors' rate of return (which shall not be disclosed after Closing), shall remain confidential and shall not be disclosed by either party hereto without the written consent of the other except (i) to such party's directors, officers, partners, employees, legal counsel, accountants, engineers, architects, financial advisors, and similar professionals and consultants to the extent such party deems it necessary or appropriate in connection with the transaction contemplated hereunder (and such party shall inform each of the foregoing parties of such party's obligations under this paragraph and shall secure the agreement of such parties to be bound by the terms hereof or (ii) as otherwise required by law or regulation.

                            h. Jurisdiction and Venue. With respect to this
Agreement, BOP and Transferors each hereby consent to the jurisdiction of any state or federal court located within Camden or Burlington Counties, New Jersey in a law suit initiated by BOP, or within Somerset, Middlesex or Mercer Counties, New Jersey in a lawsuit initiated by Transferors, and each hereby waive personal service of any and all process upon it, consents to service of process by registered mail directed to it at the address stated in paragraph 13E hereof, and acknowledges that service so made shall be deemed to be completed upon actual delivery (whether accepted or refused) thereof. In addition, BOP and Transferors each consent and agree that venue of any action instituted under this Agreement shall be proper in Camden or Burlington Counties, New Jersey in a lawsuit initiated by BOP or within Somerset, Middlesex or Mercer Counties, New Jersey in a lawsuit initiated by Transferors, and each hereby waive any objection to venue.

                            i. Further Instruments. Each party will, whenever
and as often as it shall be requested so to do by the other, cause to be executed, acknowledged, or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

                           j.       Matters of Construction.
                                    ------------------------

                                    (1) Incorporation of Exhibits. All exhibits
attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.

                                    (2) Entire Agreement. This Agreement
contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.

                                    (3) Non-Business Days. Whenever action must
be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, "business day" means any day other than a Saturday, Sunday or federal or New Jersey state holiday.

                                    (4) Severability. If any term or provision
of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                                    (5) Captions. Paragraph headings shall not
be used in construing this Agreement.

                                    (6) Cumulative Remedies. Except for
Transferors remedy in the event of a default by BOP, in accordance with paragraph 10, no remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, or by statute (except as otherwise expressly herein provided).

                                    (7) No Waiver. No waiver by a party of any
breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

                                    (8) Consents and Approvals. Except as
otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.

                                    (9) Governing Law. This Agreement shall be
construed and enforced in accordance with the internal laws of the State of New Jersey without regard to conflicts of law.

                                    (10) Third Party Beneficiaries. Nothing in
this Agreement, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto, and, subject to the restrictions on assignment herein contained, their respective successors and assigns.

                                    (11) Amendments. This Agreement may be
amended by written agreement of amendment executed by all parties, but not otherwise.

                            k. Counterparts. This Agreement may be executed in
any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                            l. Actions Through Transferors' Agents. Any action
or exercise of rights or duties required or permitted to be taken or done by Transferors hereunder relative to the transactions contemplated by this Agreement may be taken by any agent, officer, attorney, employee, or other person duly designated and authorized by Transferors in writing as such is sent to BOP, or otherwise under Transferors' customary policies and procedures to take such action in its behalf. This subparagraph L shall not be construed to delegate authority to any such person or to entitle BOP or any other person to rely upon any purported authority exercised by any person purporting to represent Transferors, but shall solely be interpreted as permitting

Transferors to so delegate authority for its actions, exercise of rights, and exercise of duties as above provided.

                  14.      Escrow Agent.
                           -------------

                           a. The duties and obligations of Escrow Agent
hereunder shall be determined solely by the express provisions of this Agreement, and Escrow Agent shall have no duties other than those expressly imposed hereby, nor shall Escrow Agent be required to take any action other than in accordance with the terms hereof. The duties of Escrow Agent hereunder are entirely ministerial, and Escrow Agent shall have no responsibility for the content, validity or genuineness of or otherwise in respect of any document or instrument delivered to Escrow Agent hereunder. Escrow Agent shall not be liable, whether in acting or failing to act, for any error in judgment or for any mistake in fact or in law, or for any loss suffered by any of the parties hereto or herein referred to, for a loss resulting from willful malfeasance or bad faith on the part of Escrow Agent in performing its duties hereunder. Escrow Agent may rely conclusively upon, and shall be protected in acting or failing to act upon, any agreement, notice, demand, document or instrument believed by Escrow Agent in good faith to be genuine. BOP and Transferors hereby jointly and severally agree to indemnify Escrow Agent and hold it harmless from and against all loss, cost, damage and expense (including, but not limited to, reasonable attorneys' fees and disbursements) which Escrow Agent may incur arising out of or in connection herewith, except for willful misfeasance or bad faith on the part of Escrow Agent, as aforesaid.

                           b. Escrow Agent is acting as a stakeholder only with
respect to the Deposit. If there is any dispute as to whether Escrow Agent is obligated to deliver the Deposit or as to whom said Deposit is to be delivered, Escrow Agent shall continue to hold the same until receipt by Escrow Agent of an authorization in writing, signed by all the parties having any interest in such dispute, directing the disposition of the Deposit. In the absence of such authorization, Escrow Agent may hold the Deposit until the final determination of the rights of the parties in an appropriate judicial proceeding. If such written authorization is not given, or proceedings for such determination are not begun within thirty (30) days after the date set forth herein for the Closing (as the same may have been changed by agreement of the parties) and diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit in a court of competent jurisdiction pending such determination. Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Deposit, or if the Deposit is shared between the parties hereto, such costs of Escrow Agent shall be shared pro rata, between Transferors and BOP, based upon the amount of Deposit received by each. Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder.

                           c. Escrow Agent may resign at any time by giving two
(2) days written notice to Transferors and BOP. In the event of such resignation, Escrow Agent shall deliver the Deposit to another escrow agent designated by Transferors and BOP to serve hereunder who shall be a practicing attorney or to a court of competent jurisdiction, whereupon Escrow Agent shall be discharged from its duties and obligations hereunder. The new escrow agent, if any, shall execute and deliver to each of Transferors and BOP a written notice acknowledging that such new escrow agent is subject to and shall comply with the terms hereof as fully and completely and with the same legal force and effect as if new escrow agent had been originally named as the "Escrow Agent" hereunder.

                            d. Any notice, demand, or other communication to
Escrow Agent hereunder shall be in writing and sent by certified mail, return receipt requested, with all postage and fees prepaid, addressed in accordance with paragraph 12C above or to such address as shall be specified by Escrow Agent by written notice to Transferors and BOP.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


WITNESS:                           TRANSFERORS:

                                   PRINCETON PIKE
                                   CORPORATE CENTER
                                   ASSOCIATES II LIMITED
                                   PARTNERSHIP By: DKM
                                   Properties Corp., as
                                   authorized
                                   representative By:
                                   Gale & Wentworth
                                   Corporate Services,
                                   Inc., as authorized
                                   representative for DKM
                                   Properties Corp.

                                   BY:/s/Donald M. Slaght
-----------------------               -----------------------------------------
Name:__________________            Name:        Donald M. Slaght
Title:_________________            Title:       Senior Vice President


                                   PRINCETON PIKE CORPORATE CENTER
                                   ASSOCIATES III
                                   By:  DKM Properties Corp., as authorized
                                   representative
                                   By:  Gale & Wentworth Corporate Services,
                                   Inc., as a representative for DKM Properties
                                   Corp.

                                   BY:/s/Donald M. Slaght
-----------------------               -----------------------------------------
Name:__________________            Name:        Donald M. Slaght
Title:_________________            Title:       Senior Vice President

                                PIKE CORPORATE CENTER
                                ASSOCIATES IV
                                By:  Pike IV Holding, LLC, a General Partner
                                By:  DKM Properties Corp., as attorney-in-fact
                                By:  Gale & Wentworth Corporate Services,
                                Inc., as authorized representative for DKM
                                Properties Corp.

                                BY:/s/Donald M. Slaght
------------------------           ---------------------------------------
Name:___________________        Name:        Donald M. Slaght
Title:__________________        Title:       Senior Vice President


                                PRINCETON PIKE PARK, INC.
                                By:  DKM Properties Corp., as authorized
                                representative
                                By:  Gale & Wentworth Corporate Services,
                                Inc., as authorized representative for DKM
                                Properties Corp.

                                BY:/s/Donald M. Slaght
------------------------           ---------------------------------------
Name:___________________        Name:        Donald M. Slaght
Title:__________________        Title:       Senior Vice President


                                DKM MONTGOMERY ASSOCIATES -
                                TWO, L. P.
                                By:  DKM Montgomery Corp., its General
                                Partner
                                By:  DKM Properties Corp., as authorized
                                representative for DKM Montgomery Corp.
                                By:  Gale & Wentworth Corporate Services,
                                Inc., as authorized representative for DKM
                                Properties Corp.

                                BY:/s/Donald M. Slaght
------------------------        ---------------------------------------
Name:___________________        Name:        Donald M. Slaght
Title:__________________        Title:       Senior Vice President

                                    DKM MONTGOMERY CORP.
                                    By:  DKM Properties Corp., as authorized
                                    representative
                                    By:  Gale & Wentworth Corporate Services,
                                    Inc., as authorized representative for DKM
                                    Properties Corp.

                                    BY:/s/Donald M. Slaght
------------------------            ------------------------------------------
Name:___________________            Name:        Donald M. Slaght
Title:__________________            Title:       Senior Vice President


                                    DKM PROPERTIES CORP.
                                    By:  Gale & Wentworth Corporate Services,
                                    Inc., as authorized representative for DKM
                                    Properties Corp.

                                    BY:/s/Donald M. Slaght
------------------------            ------------------------------------------
Name:___________________            Name:        Donald M. Slaght
Title:__________________            Title:       Senior Vice President


                                    DB STATE STREET URBAN RENEWAL
                                    ASSOCIATES
                                    By:  DKM Properties Corp., as authorized
                                    representative
                                    By:  Gale & Wentworth Corporate Services,
                                    Inc., as authorized representative for DKM
                                    Properties Corp.

                                    BY:/s/Donald M. Slaght
------------------------            ------------------------------------------
Name:___________________            Name:        Donald M. Slaght
Title:__________________            Title:       Senior Vice President

                                   CAPITAL CENTER URBAN RENEWAL
                                   CORPORATION
                                   By:  DKM Properties Corp., as authorized
                                   representative
                                   By:  Gale & Wentworth Corporate Services,
                                   Inc., as authorized representative for DKM
                                   Properties Corp.

                                   BY:/s/Donald M. Slaght
------------------------           -------------------------------------------
Name:___________________           Name:        Donald M. Slaght
Title:__________________           Title:       Senior Vice President


                                   REGENCY URBAN RENEWAL
                                   ASSOCIATES
                                   By:  DKM Properties Corp., a General Partner
                                   By:  Gale & Wentworth Corporate Services,
                                   Inc., as authorized representative for DKM
                                   Properties Corp.

                                   BY:/s/Donald M. Slaght
------------------------           --------------------------------------------
Name:___________________           Name:        Donald M. Slaght
Title:__________________           Title:       Senior Vice President


WITNESS:                           BOP:
                                   ----

                                   BRANDYWINE OPERATING
                                   PARTNERSHIP, L.P.
                                   By:  BRANDYWINE REALTY TRUST, its
                                   authorized general partner

                                   BY:/s/Gerard H. Sweeney
------------------------           --------------------------------------------
Name:___________________           Name:        Gerard H. Sweeney
Title:__________________           Title:       President and Chief Exexcutive
                                                Officer

STATE OF NEW JERSEY )
                    ) SS.:
COUNTY OF MIDDLESEX )


                  I CERTIFY as follows:

                  1. On __________, 1998, Donald M. Slaght personally appeared before me;

                  2. I was satisfied that this person is the person who executed the attached instrument as Senior Vice President of Gale & Wentworth Corporate Services, Inc., a New Jersey corporation which is authorized representative for DKM Properties Corp., a New Jersey corporation, which is (i) an authorized representative of Princeton Pike Corporate Center Associates II Limited Partnership, a New Jersey limited partnership, (ii) an authorized representative of Princeton Pike Corporate Center Associates III, a New Jersey partnership,
(iii) attorney-in-fact for Pike IV Holding, LLC, a New Jersey limited liability company which is a general partner of Princeton Pike Corporate Center Associates IV, a New Jersey partnership, (iv) an authorized representative for Princeton Pike Park, Inc., an Illinois corporation, (v) an authorized representative of DKM Montgomery Corp. for such corporation and in DKM Montgomery Corp.'s capacity as general partner of DKM Montgomery Associates - Two, L.P., a New Jersey limited partnership), (vi) an authorized representative of DB State Street Urban Renewal Associates, a New Jersey partnership, (vii) an authorized representative of Capital Center Urban Renewal Corporation, a New Jersey corporation, and
(viii) a general partner of Regency Urban Renewal Associates.

                  3. This person stated that he was authorized to execute the instrument on behalf of Gale & Wentworth Corporate Services, Inc., as authorized representative for DKM Properties Corp. in the capacities listed above, and that he executed the instrument as the act of such entity.


                                                   _____________________________
                                                   [Notary]

STATE OF _____________  )
                        ) SS.:
COUNTY OF ___________   )


                  I CERTIFY as follows:

                  1.       On __________, 1998, _______________ personally
appeared before me;

                  2. I was satisfied that this person is the person who executed the attached instrument as __________ of _______________, a _______________; and

                  3. This person stated that (he/she) was authorized to execute the instrument on behalf of _______________, and that (he/she) executed the instrument as the act of such entity.

                                                   _____________________________
                                                   [Notary]

                                    EXHIBIT A
                               LIST OF TRANSFERORS

Princeton Pike Corporate Center

         Pike II -    Princeton Pike Corporate Center Associates II Limited
                      Partnership, a New
                      Jersey limited partnership
         Pike III -   Princeton Pike Corporate Center Associates III, a New
                      Jersey general
                      partnership
         Pike IV -    Princeton Pike Corporate Center Associates IV, a New
                      Jersey general
                      partnership Land for Pikes V, VI and VII - Princeton Pike
                      Park, Inc. an Illinois corporation

518 Bloomberg Business Park

         Building -   DKM Montgomery Associates - Two, L.P., a New Jersey
                      limited partnership
         Land -       DKM Montgomery Corp., a New Jersey corporation

104 Windsor Center -  DKM Properties Corp., a New Jersey corporation

33 West State Street - DB State Street Urban Renewal Associates, a New Jersey
                       general partnership

Capital Center - Capital Center Urban Renewal Corporation, a New Jersey
                 corporation

Kilmer Square - Regency Urban Renewal Associates, a New Jersey general partnership